Exhibit 23(q)
RESOLUTION
WHEREAS, the Longleaf Partners Funds (the “Funds”) have hired Southeastern Asset Management, Inc. (“Southeastern”) to provide fund administration services; and
WHEREAS, the Fund Administration Agreement requires that Southeastern prepare or supervise the preparation of all registration statements and prospectuses, and file such registration statements with the appropriate regulatory authorities; and
WHEREAS, Andrew R. McCarroll, as Vice President and General Counsel of Southeastern, is responsible for overseeing the preparation and filing of registration statements for the Funds;
NOW, THEREFORE, THE BOARDS OF TRUSTEES OF THE FUNDS ADOPT THE FOLLOWING RESOLUTION:
RESOLVED, that O. Mason Hawkins, as Chairman and CEO of Southeastern, Julie M. Douglas, as CFO-Mutual Funds of Southeastern, and Andrew R. McCarroll, as Vice President and General Counsel of Southeastern, be and they hereby are authorized to sign the Funds’ Registration Statement on Form N-1A on behalf of the Funds, and to file the Fund’s Registration Statement with the Securities and Exchange Commission, together with any exhibits or other documents required to be filed therewith.
Adopted by written consent, effective April 30, 2009.